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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors and Shareholders
Axiohm Transaction Solutions, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

San Diego, California
November 26, 1997